UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                              June 6, 2005
            ------------------------------------------------
            Date of Report (Date of earliest event reported)

                                CNF Inc.
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         (Exact name of registrant as specified in its charter)

         Delaware               1-5046              94-1444798
         ----------             ------              ----------
        (State or other        (Commission         (IRS Employer
        jurisdiction of        File Number)        Identification
        incorporation or                              Number)
         organization)

           3240 Hillview Avenue, Palo Alto, California  94304
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                (Address of principal executive offices)
                               (zip code)

          Registrant's telephone number, including area code:
                             (650) 494-2900



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     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry into a Material Definitive Agreement

A.   Changes to Compensation for David S. McClimon and Bryan M. Millican

In connection with the organizational alignment described below under "Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers," on June 3, 2005, the Company's Compensation Committee approved the following changes to the compensation paid to David S. McClimon and Bryan M. Millican:

David S. McClimon
Senior Vice President, CNF Inc.
President, Con-Way Transportation Services, Inc.

     1.    Increase in annual base salary from $343,096 to $395,044.
     2. Increase in target 2005 incentive compensation award from 60% to 75% of annual base salary (subject to a maximum equal to 150% of annual base salary). Actual payout (i) to be determined based upon actual 2005 pre-tax, pre-incentive income of Con-Way Transportation Services, Inc. and (ii) to be prorated based upon 60% target award for the period from January 1, 2005 until June 4, 2005, and 75% target award for the period from June 5, 2005 through December 31, 2005.
     3.    Grant of 15,000 stock options.
     4. Target Value Management Plan award equal to 115% of annual base salary for three-year cycles commencing after January 1, 2005.

Bryan M. Millican
Senior Vice President of Sales and Marketing, CNF Inc.

     1.    Increase in annual base salary from $268,112 to $295,000.
     2. Increase in target 2005 incentive compensation award from 60% to 75% of annual base salary (subject to a maximum equal to 150% of annual base salary). Actual payout to be pro rated and determined based upon (i) 60% target award and actual 2005 pre-tax, pre-incentive income of Con-Way Transportation Services, Inc., for the period from January 1, 2005 until June 4, 2005, and (ii) 75% target award and actual 2005 pre-tax, pre-incentive income of CNF Inc., for the period from June 5, 2005 through December 31, 2005, based on 75% factor.
     3.    Grant of 7,100 stock options.
     4. Target Value Management Plan award equal to 115% of annual base salary for three-year cycles commencing after January 1, 2005.

In addition, each of Mr. McClimon and Mr. Millican is entitled to receive severance benefits under agreements to be entered into with the Company, and Mr. McClimon is entitled to receive benefits under an agreement to be entered into with Con-Way Transportation Services, Inc. These severance agreements will replace the existing agreements that these officers have with the Company and with Con-Way Transportation Services, Inc.

Each severance agreement with the Company will provide that if such officer's employment is actually or constructively terminated within two years of a change in control (as defined in the severance agreement) of the Company or prior to a change in control at the direction of a person or entity which subsequently acquires control of the Company, the officer generally will receive from the Company, among other things, (i) a lump sum cash payment equal to three times the officer's base salary as of the date of termination (or as of the change of control, if higher); (ii) a lump sum cash payment equal to three times the officer's average annual bonus over the three years prior to the termination of employment; and (iii) life, disability, health, dental, and accidental insurance benefits for three years.

Mr. McClimon's severance agreement with Con-Way Transportation Services, Inc. will provide generally that he will be entitled to receive from that company the payments and benefits described above if his employment is actually or constructively terminated with two years following a sale or other disposition of Con-Way Transportation Services, Inc. by the Company.


B.   Employment Agreement with John H. Williford

On April 25, 2005, the Company announced that John H. Williford would no longer serve as President and Chief Executive Officer of Menlo Worldwide, LLC or as Senior Vice President of the Company, but would continue to serve as an advisor to the Company. The press release announcing these events was attached to the Company's Report on Form 8-K that was filed on April 28, 2005.

On June 6, 2005, Mr. Williford entered into an Employment Agreement with the Company, pursuant to which Mr. Williford has agreed to serve as an advisor to
the Company until January 6, 2006.    The Employment Agreement is effective
as of June 4, 2005.

As compensation for his services, Mr. Williford is entitled (i) to receive an annual base salary of $526,240; (ii) to participate in the incentive compensation plans of Menlo Worldwide, LLC (for the period from January 1, 2005 until June 4, 2005) and of the Company (for the period from June 5, 2005 until December 31, 2005), with a target payout equal to 100% of his 2005 salary (i.e., performance at target levels under both plans would entitle Mr. Williford to receive an aggregate payment under the two plans equal to his 2005 salary); and (iii) to receive certain other benefits, as described in the Employment Agreement.

The Company also agreed to pay to Mr. Williford a lump sum payment equal to $3,150,000 at the end of the term of the Agreement. Mr. Williford would forfeit his right to this payment if he was to terminate the Employment Agreement prior to the end of its term other than for good reason, or if he breached his obligations under the Employment Agreement. These obligations include non-solicitation of employees of the Company and its subsidiaries for a period of one year, commencing on the date of the Employment Agreement.

Mr. Williford currently holds approximately 130,000 stock options and 86,500 restricted stock grants that are not vested. Under the terms of the applicable award agreements, approximately 93,000 of the unvested stock options and 55,500 shares of the unvested restricted stock will vest on or before January 1, 2006, provided Mr. Williford remains an employee of the Company. The balance of the unvested stock options and restricted stock grants will be forfeited when the Employment Agreement terminates on January 6, 2006, unless such grants have vested pursuant to their terms for other reasons (e.g., death, disability, change in control).

The Employment Agreement also provides that the Company's Board of Directors may, in its sole discretion, release Mr. Williford from his obligations under the Employment Agreement in order to obtain employment with another company, provided that the Board determines that such other company does not compete with the Company or its affiliates. If this were to occur, Mr. Williford would be entitled to the lump sum payment of $3,150,000, but would forfeit any other ongoing benefits available to him under the Employment Agreement.

A copy of the Employment Agreement is filed with this report as Exhibit
99.1 and is incorporated herein by reference.   The foregoing description of
the Employment Agreement is qualified in its entirety by reference to such exhibit.

C.   Mortgage Subsidy for Kevin C. Schick

On January 24, 2005, Kevin C. Schick was appointed Senior Vice President and Chief Financial Officer of the Company, effective March 31, 2005. On March 1, 2005, the Company's Compensation Committee approved Mr. Schick's compensation, including an annual base salary of $310,000, a target incentive compensation award equal to 75% of base salary, and stock option grants. These events were reported in the Company's Reports on Form 8-K filed on January 28, 2005 and March 4, 2005.

On June 3, 2005, the Company's Compensation Committee approved a mortgage subsidy to be provided by the Company to Mr. Schick, who is relocating from Michigan to California in connection with his promotion to Senior Vice President and Chief Financial Officer. The mortage subsidy was established for a period of six years, as follows:

Years 1 and 2   $  8,000 per month
Years 3 and 4   $  6,000 per month
Years 5 and 6   $  4,000 per month

The mortgage subsidy will likely commence in 2006, at which time Mr. Schick expects to acquire a residence in California. It is expected that the mortgage subsidy will be paid annually in advance to Mr. Schick's mortgage
lender, on a present value basis.   For example, in year 1 the Company will
pay to the mortgage lender the present value of 12 monthly payments of $8,000 each. The value of the mortgage subsidy will be includable in Mr. Schick's gross income for tax purposes.


Item 1.02 Termination of a Material Definitive Agreement

A. Severance Agreement Between Con-Way Transportation Services, Inc. and Douglas W. Stotlar

On June 3, 2005, the Severance Agreement dated March 1, 2005 between Con-Way Transportation Services, Inc. and Douglas W. Stotlar was terminated, since Mr. Stotlar is no longer employed by that company. The Severance Agreement dated March 1, 2005 between the Company and Mr. Stotlar remains in effect.

B.   Employment Agreement with Gerald L. Detter

On December 6, 2004, Gerald L. Detter retired from his position as President and Chief Executive Officer of Con-Way Transportation Services, Inc. and entered into an Employment Agreement with the Company, pursuant to which Mr. Detter agreed to serve as an advisor to the Company until January 31, 2006. These events were reported in, and a copy of the Employment Agreement was filed as an exhibit to, the Company's Report on Form 8-K filed on December 8, 2004.

Mr. Detter subsequently elected to retire from the Company, effective May 31, 2005. Effective upon his retirement, Mr. Detter's obligation to serve as an advisor ceased, as did the Company's obligation to pay Mr. Detter the salary specified in the Employment Agreement.

In addition, effective upon Mr. Detter's retirement:

   (1) under the terms of his restricted stock agreements with the Company, all of his restricted stock grants that were unvested as of May 31, 2005 lapsed;

   (2) under the terms of his stock option agreements with the Company, and because he retired pursuant to the terms of the Company's defined benefit pension plan, all of his outstanding stock options that were unvested as of May 31, 2005 vested, and Mr. Detter will have a period of three years following his retirement in which to exercise his stock options;

   (3) under the terms of the Company's incentive compensation plan, and because he retired pursuant to the terms of the Company's defined benefit pension plan, Mr. Detter is entitled to receive a pro rata portion of the 2005 incentive compensation award payment (if any) that he would have received had he remained employed by the Company for all of 2005;

   (4) under the terms of the Company's value management plan, and because he retired pursuant to the terms of the Company's defined benefit pension plan, Mr. Detter is entitled to receive, for each of the 2003 and 2004 value management award cycles, the payment (if any) called for under the value management plan based on the performance of Con-Way Transportation Services, Inc. from the beginning of the applicable award cycle through the end of 2005; and

   (5) under the terms of the Employment Agreement, Mr. Detter received title to his Company automobile.


Item 5.02 Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.

On June 3, 2005, the Company's Board of Directors approved an organizational alignment. pursuant to which David S. McClimon was named Senior Vice President of the Company and President of Con-Way Transportation Services, Inc., and Bryan M. Millican was named Senior Vice President, Sales and Marketing of the Company.

Mr. McClimon, 49, will have management responsibility for Con-Way Transportation Services, Inc.'s three regional, less-than-truckload motor carriers, Con-Way Central Express, Con-Way Southern Express and Con-Way Western Express. He joined Con-Way Central Express as one of its first employees in 1983 as an account manager in Cincinnati and has more than 25 years experience in transportation. Mr. McClimon is a graduate of Miami University in Oxford, Ohio and will work from Con-Way's headquarters in Ann Arbor, Michigan.

Mr. Millican, 55, will have overall responsibility for the Company's sales performance, strategic sales planning and training, branding, marketing, public relations and communications. Mr. Millican joined the Company in 1983 as general sales manager for Con-Way Central Express, and served as Executive President of Sales and Marketing for Con-Way Transportation Services, Inc. since 1997. He will be based at Con-Way headquarters in Ann Arbor, Michigan. He is a graduate of the University of Waterloo in Ontario, Canada and holds an MBA from the University of Western Ontario.

A copy of the press release announcing the organizational alignment is filed with this report as Exhibit 99.2 and is incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits

(c) Exhibits

    Exhibit No. Description
    ----------- ----------------------------------------------------------
    99.1        Employment Agreement with John H. Williford effective
                June 4, 2005.

    99.2        Press release dated June 6, 2005.





                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CNF Inc.
                        ------------
                        (Registrant)

June 6, 2005             /s/ Jennifer W. Pileggi
                        --------------------------
                        Jennifer W. Pileggi
                        Senior Vice President,
                        General Counsel & Secretary